                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               U.S. Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                            January 4, 1999


Dear Fellow Stockholder:

      The Annual Meeting of Stockholders of U.S. Industries, Inc. will be held on February 5, 1999, beginning at 11 a.m., local time, at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816.

      Whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. You may specify your choices by marking the enclosed proxy card and returning it promptly. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors' recommendations as set forth in the attached Proxy Statement.


                                            Sincerely,



                                            David H. Clarke
                                            Chairman and Chief
                                            Executive Officer

                              U.S. INDUSTRIES, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD FEBRUARY 5, 1999

      Notice is hereby given that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of U.S. Industries, Inc., a Delaware corporation (the "Company"), will be held at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816, on February 5, 1999, beginning at 11 a.m., local time, for the following purposes:

      1. To elect three directors in Class I, each for a term of three years;

      2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 1999; and

      3. To consider any other matters that may properly come before the Meeting.

      Only holders of record of the Company's common stock, par value $.01 per share, at the close of business on December 8, 1998 will be entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof.



                                             By Order of the Board of Directors,



                                             George H. MacLean
                                             SECRETARY



Iselin, New Jersey
January 4, 1999



         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE,
                  SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD

                              U.S. INDUSTRIES, INC.

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------



      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of U.S. Industries, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816, on February 5, 1999, at 11 a.m., local time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

      This Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card are first being mailed to stockholders on or about January 4, 1999.

      On June 11, 1998, USI Atlantic Corp. ("USI Atlantic"), a Company predecessor then known as U.S. Industries, Inc., effected a merger with Zurn Industries, Inc. ("Zurn"). To effect this transaction, the Company was formed as a new holding company for USI Atlantic and Zurn, both of which became wholly-owned subsidiaries of the Company. In connection therewith, the Company assumed all of the equity plans of both USI Atlantic and Zurn and the Annual Performance Incentive Plan and Long-Term Incentive Plan of USI Atlantic. References to the Company will include the Company after the merger and USI Atlantic before the merger unless the context otherwise requires.

                                     VOTING

      Only stockholders of record at the close of business on December 8, 1998 (the "Record Date") are entitled to notice of the Annual Meeting and to vote the shares of common stock, par value $.01 per share, of the Company (the "Common Stock") held by them on that date at the Annual Meeting or any postponements or adjournments thereof. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting. As of the Record Date, 98,577,747 shares of Common Stock were outstanding.

      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. The three nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected. The approval of each other proposal to be considered at the Annual Meeting requires the affirmative vote of the holders of a majority of the shares present at the Annual Meeting in person or by proxy. Both abstentions and broker non-votes will count toward a quorum. Abstentions with respect to a given proposal (other than the election of directors) will be counted as "against" it. Broker non-votes with respect to a given proposal will not be counted as either "for" or "against" it, but will reduce the number of shares needed for a majority decision.

      If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote for the election of the slate of nominees proposed by the Board of Directors, for ratification of the appointment of Ernst & Young LLP as the

Company's independent accountants for fiscal 1999, and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests in writing. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

      The Company's Retirement Savings & Investment Plan (the "401(k) Plan") and similar plans maintained by its subsidiaries ("Subsidiary 401(k) Plans") provide that the trustees of each plan shall vote the number of shares of Common Stock allocated to a participant's account as instructed by the participant and that the trustees shall vote the number of shares for which no instructions are received in the same proportion as those shares in the same plan for which instructions have been received. Courts have held that trustees are required to follow participants' instructions unless they determine that doing so would breach their fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Voting instruction cards are being mailed to all participants in the plans. If a participant also owns shares outside these plans, the participant must return both the proxy card and the voting instruction card as indicated on those cards. To be assured that the trustees will receive voting instruction cards on a timely basis, cards must be duly signed and received no later than January 27, 1999. The total number of shares in the 401(k) Plan and Subsidiary 401(k) Plans as of September 30, 1998 (the latest date for which such information is available from all trustees) represents approximately 2.05% of the shares of Common Stock outstanding on the Record Date.

                            OWNERSHIP OF COMMON STOCK

CERTAIN BENEFICIAL OWNERS

      The following table sets forth information as to the beneficial ownership of Common Stock by each person or group known by the Company, based upon filings pursuant to Section 13(d) or (g) under the Securities Exchange Act of 1934 (the "Exchange Act"), to own beneficially more than 5% of the outstanding Common Stock as of the Record Date.

NAME AND ADDRESS                                                                            NUMBER OF      PERCENT
OF BENEFICIAL OWNER                                                                          SHARES        OF CLASS
-------------------                                                                          ------        --------
Harris Associates L.P.(1)..................................................................13,364,500         13.6%
Two North LaSalle Street, Suite 500
Chicago, Illinois  60602

AXA-UAP(2)..................................................................................6,469,356          6.6%
23, avenue Matigon
75008 Paris France;
The Equitable Companies Incorporated
1290 Avenue of the Americas
New York, New York  10104

------------------

(1) According to a Schedule 13G/A filed on January 27, 1998 by Harris Associates L.P. and Harris Associates, Inc. (the sole general partner of Harris Associates L.P.), each of such filing persons may be deemed a beneficial owner of 13,364,500 shares by reason of advisory and other relationships with the persons who own the shares; each filing person has shared voting power with respect to all such shares, sole dispositive power with respect to 6,353,050 shares, and shared dispositive power with respect to 7,011,450 shares.

(2) According to a Schedule 13G filed on February 10, 1998 by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, AXA-UAP and The Equitable Companies Incorporated: (a) an entity controlled by AXA-UAP, AXA Sun Life & Provincial Holdings, beneficially owns 146,548 shares, as to which such entity exercises sole voting and dispositive power and (b) the following subsidiaries of The Equitable Companies Incorporated (in which AXA-UAP beneficially owns a majority interest) beneficially own shares (i) The Equitable Life Assurance Society of the United States (48,050 shares, as to which such entity exercises sole voting and dispositive power), (ii) Alliance Capital Management L.P. (5,688,196 shares, as to which such entity exercises sole voting power over 3,761,321 shares, shared voting power over 723,300 shares, and sole dispositive power over 5,688,196 shares), (iii) Donaldson, Lufkin & Jenrette Securities Corporation (581,236 shares, as to which such entity has no voting power and shared dispositive power) and
     (iv) Wood, Struthers & Winthrop Management Corp. (5,326 shares, as to which such entity has no voting power and sole dispositive power).

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the beneficial ownership of Common Stock as of the Record Date by each director of the Company, each of the executive officers named in the Summary Compensation Table included elsewhere herein and all current directors and executive officers as a group. Each director or executive officer has sole voting and investment power over the shares reported, except as noted below.

                                                                                          NUMBER OF        PERCENT
NAME                                                                                   SHARES(1)(2)(3)    OF CLASS
----                                                                                   ---------------    --------
Brian C. Beazer.............................................................................68,765(4)         *
John F. Bendik..............................................................................92,046            *
Willim F. Butler............................................................................17,098            *
David H. Clarke..........................................................................1,652,954(5)       1.68
George H. MacLean..........................................................................203,957            *
John J. McAtee, Jr..........................................................................73,970            *
The Hon. Charles H. Price II................................................................37,932(6)         *
John G. Raos.............................................................................1,161,030(7)       1.18
Dorothy E. Sander..........................................................................221,901            *
Sir Harry Solomon...........................................................................84,970(8)         *
Royall Victor III...........................................................................30,470            *
Mark Vorder Bruegge.........................................................................14,970            *
Robert R. Womack...........................................................................454,355            *
All current directors and executive officers as
a group (17 persons, including the foregoing)............................................4,375,904          4.44

---------------
*    Less than 1%.

(1) Includes restricted stock held by the following individuals and all current directors and executive officers as a group, with respect to which such persons have voting power but no investment power: Mr. Bendik -- 70,413 shares; Mr. Clarke -- 576,706 shares; Mr. MacLean -- 96,184 shares; Mr. Raos -- 376,970 shares; Ms. Sander -- 77,104 shares; all current directors and executive officers as a group -- 1,438,116 shares.

(2) Includes shares contributed as of September 30, 1998 (the latest practicable date for such information) by the Company to match certain amounts invested by the following individuals and all current directors and executive officers as a group, in his or her 401(k) account, with respect to which such persons have voting power but no investment power: Mr. Bendik -- 407 shares; Mr. Clarke -- 6,435 shares; Mr. MacLean -- 6,099 shares; Mr. Raos -- 6,340 shares; Ms. Sander -- 5,858 shares; all current directors and executive officers as a group -- 29,666 shares.

(3) Includes shares which are subject to options exercisable within 60 days for the following individuals and all current directors and executive officers as a group: Mr. Beazer -- 15,000 shares; Mr. Bendik -- 14,063 shares; Mr. Butler -- 11,200 shares; Mr. Clarke -- 770,752 shares; Mr. MacLean -- 63,732 shares; Mr. McAtee -- 16,500 shares; Mr. Price -- 16,500 shares; Mr. Raos -- 527,168 shares; Ms. Sander -- 103,113 shares; Sir Harry -- 16,500 shares; Mr. Victor -- 16,500 shares; Mr. Vorder Bruegge -- 7,500 shares; Mr. Womack -- 329,600 shares; all current directors and executive officers as a group -- 1,973,872 shares.

(4) Includes 45,000 shares held in trust for Mr. Beazer's family, as to which he has sole voting power and investment power.

(5) Includes 1,611 shares held by one of Mr. Clarke's children, as to which he disclaims beneficial ownership.

(6) Includes 750 shares held by the Charles H. and Carol Swanson Price Foundation and 13,500 shares held in trusts for the benefit of family members, in each case as to which Mr. Price has shared voting and investment power but no pecuniary interest. Also includes 300 shares held by his wife, as to which he disclaims beneficial ownership.

(7) Includes 12,472 shares held by Mr. Raos' wife and children as to which he has no voting or investment power and disclaims beneficial ownership.

(8) Includes 25,500 shares held in trust for Sir Harry's family, as to which he disclaims beneficial ownership, 25,500 shares held in trust for Sir Harry and his wife, as to which he shares voting power and investment power, and 10,000 shares held by a holding company as to which he shares voting power and investment power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership of the Company's Common Stock with the SEC. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings, the Company believes that its directors and executive officers were in compliance with these requirements with respect to fiscal 1998, except that one report for one transaction was filed late by James O'Leary.

                              ELECTION OF DIRECTORS
                             (Item A on Proxy Card)

      The Board of Directors of the Company is divided into three classes, one with four directors and two with three directors, with each class serving three years. The term of office of directors in Class I expires at the Annual Meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class I directors, be elected to Class I for a new term of three years and until their successors are duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

      Directors will be elected by a plurality of the votes cast at the Annual Meeting. If elected, all nominees are expected to serve until the 2002 Annual Meeting and until their successors are duly elected and qualified.

      Set forth below is biographical information concerning each nominee as well as each director whose term of office does not expire at the Annual Meeting.

                      Nominees for Election as Directors in
                 CLASS I--TO SERVE UNTIL THE 2002 ANNUAL MEETING

      Brian C. Beazer, 63, has served as a director of the Company since September 17, 1996. Mr. Beazer has served as Chairman of Beazer Homes USA, Inc., which designs, builds and sells single family homes, since 1993. Mr. Beazer served as Chairman of Beazer plc from 1983 until its acquisition by Hanson in 1991.

      John J. McAtee, Jr., 62, has served as a director of the Company since the spin-off of the Company's predecessor from Hanson PLC ("Hanson") in May 1995 (the "Demerger"). Mr. McAtee has served as Chairman of McAtee & Co., L.L.C., a transactional consulting firm, since July 1996. Mr. McAtee served as a Vice Chairman of Smith Barney Inc., an investment banking firm, from 1990 until July 1996 and previously was a partner in the law firm of Davis Polk & Wardwell.

      John G. Raos, 49, has served as President and Chief Operating Officer and a director of the Company since the Demerger. Mr. Raos was President and Chief Operating Officer of Hanson Industries, the U.S. arm of Hanson, from 1992 until the Demerger and a director of Hanson from 1989 until the Demerger. Prior to 1992, he was Senior Vice President-Operations of Hanson Industries. Mr. Raos is a director of TearDrop Golf Company, in which the Company has a common stock interest.

                         Directors Continuing in Office
             CLASS II--TERM CONTINUES UNTIL THE 2000 ANNUAL MEETING

      William E. Butler, 66, has served as a director of the Company since June 1998 and was a director of Zurn from November 1992 to June 1998. Mr. Butler was formerly a director, Chairman and Chief Executive Officer of the Eaton Corporation (a manufacturer of vehicle powertrain components and controls), and is a director of Applied Industrial Technologies, Inc., Ferro Corporation, The Goodyear Tire & Rubber Company and Pitney-Bowes, Inc.

      The Hon. Charles H. Price II, 67, has served as a director of the Company since the Demerger. Mr. Price served as Chairman, President and Chief Executive Officer of Ameribanc, Inc., a bank holding company, from 1989 to 1992 and was Chairman of the Board of Mercantile Bank of Kansas City from 1992 to 1996. He served as the U.S. Ambassador to Belgium from 1981 to 1983 and the U.S. Ambassador to the Court of St. James's from 1983 to 1989. He is a director of Hanson, Texaco Inc., New York Times Co. Inc., 360 Communications Inc. and the Mercantile Bank of Kansas City and is an Advisory Director of Mercantile Bancorporation, Inc.

      Royall Victor III, 59, has served as a director of the Company since the Demerger. Mr. Victor was Managing Director of Chase Securities, Inc.'s Investment Banking Group from January 1994 until his retirement in July 1997. He was a Managing Director of Chemical Banking Corporation's Investment Banking Group during the balance of the past five years.

             CLASS III--TERM CONTINUES UNTIL THE 2001 ANNUAL MEETING

      David H. Clarke, 57, has served as Chairman and Chief Executive Officer of the Company since the Demerger. Mr. Clarke was Vice Chairman of Hanson from 1993 until the Demerger, Deputy Chairman and Chief Executive Officer of Hanson Industries, the U.S. arm of Hanson, from 1992 until the Demerger and a director of Hanson from 1989 until May 1996. Prior to 1992, Mr. Clarke served as President of Hanson Industries. Mr. Clarke is a director of Fiduciary Trust International, a public company engaged in investment management and administration of assets for individuals.

      Sir Harry Solomon, 61, has served as a director of the Company since June 8, 1995. Sir Harry is a founder and former Chairman of Hillsdown Holdings plc, a U.K. food manufacturing company. He also serves as a director of a number of companies including Frogmore Estates plc, Harveys Furnishing Plc and Consolidated Land Investments Limited.

      Mark Vorder Bruegge, 73, has served as a director of the Company since the Demerger. He is a Director of First Commercial Bank of Little Rock. Previously he was Vice Chairman of United American Bank of Memphis, Tennessee from February 1996 to February 1997 when it was purchased by First Commercial Bank of Little Rock. He served as Chairman of United American Bank from 1994 to February 1996 and as Vice Chairman of that company from 1985 to 1994.

      Robert R. Womack, 61, has served as a director of the Company since June 1998 and as a director, Chairman and Chief Executive Officer of Zurn since October 1994. Prior thereto, Mr. Womack was an independent consultant, and is the former Vice Chairman and Chief Executive Officer of IMO Industries, Inc. (a manufacturer of controls, pumps and engineered power products) and a former director, President and Chief Operating Officer of Ranco, Inc.

                              CORPORATE GOVERNANCE

DIRECTORS' REMUNERATION AND ATTENDANCE AT MEETINGS

      Directors who are also full-time employees of the Company receive no additional compensation for their services as directors. Each non-employee director is entitled to an annual retainer of $25,000, which is payable wholly in shares of Common Stock in four equal installments on the first business day of each calendar quarter. For the Company's fiscal year ended October 3, 1998 ("fiscal 1998"), the retainer was paid to each non-employee director by delivery of 886 shares of Common Stock, based on the last reported sale price of the Common Stock on the New York Stock Exchange (the "NYSE") on September 29, 1997 of $28.1875 per share, plus cash in lieu of a fractional share. Each non-employee director is also entitled to an initial grant of 1,500 shares of Common Stock, an initial grant of options to purchase 7,500 shares of Common Stock and an annual grant of options to purchase 3,750 shares of Common Stock.

      Each non-employee director is entitled to a fee of $1,500 payable in cash for each Board or Committee meeting attended. The Company reimburses all reasonable expenses incurred by both employee and non-employee directors in connection with such meetings and pays the premiums on directors' and officers' liability and travel accident insurance policies insuring both employee and non-employee directors.

      The Board held six meetings in fiscal 1998. Each director attended at least seventy-five percent of all meetings of the Board and Committees on which such director served except for Mr. Vorder Bruegge, who did not attend two Board and two Committee meetings which were held on the same day as the Board meetings.

COMMITTEES OF THE BOARD

      The Board has established four standing committees, an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee, each of which is briefly described below.

      The Executive Committee has authority to act for the full Board between Board meetings, except with respect to matters that may not be delegated to a committee under Delaware law. The committee, which presently consists of Messrs. Clarke (Chairman) and Raos and Sir Harry, met 3 times during fiscal 1998.

      The Audit Committee is responsible for matters relating to accounting policies and practices, financial reporting and internal controls. Its functions include recommending to the Board the appointment of the Company's independent accountants; reviewing with representatives of the independent accountants the scope of the audit of the Company's financial statements, results of audits, audit costs, recommendations with respect to internal controls and financial matters and non-audit services; and periodically meeting with or receiving reports from the Company's principal financial and accounting officers. The committee, which presently consists of Messrs. Butler, McAtee and Victor (Chairman), met 5 times during fiscal 1998.

      The Compensation Committee sets the compensation of all executive officers and administers the incentive plans for executive officers (including the making of awards under such plans). The committee, which presently consists of Messrs. Beazer, Price and Vorder Bruegge (Chairman), met 6 times during fiscal 1998.

      The Nominating Committee, which was formed recently, is responsible for recommending nominees for the Board and the committees of the Board. The Committee, which presently consists of Messrs. Clarke, Sir Harry (Chairman) and Victor did not meet during fiscal 1998.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee has delivered the following report:

EXECUTIVE OFFICER COMPENSATION

      The philosophy of the Compensation Committee is that the Company's executive compensation program should be an effective tool for fostering the creation of stockholder value. While the Compensation Committee believes that the base compensation of the Company's executive officers should be generally competitive with that provided by public companies of comparable size, the Compensation Committee believes strongly that a substantial portion of the executive officers' compensation (both cash and non-cash elements) should be contingent upon performance. Moreover, the Compensation Committee wishes to encourage substantial equity ownership by the Company's executive officers so that management's interests are closely aligned with the interests of stockholders.

BASE COMPENSATION

      The minimum base compensation levels of the Company's executive officers and certain other aspects of their compensation were originally established under employment agreements. On December 1, 1998, the Compensation Committee awarded the executive officers (other than the Chief Executive Officer and the Chief Operating Officer) increases in base salary for calendar year 1999 following a review of each executive officer's individual performance during fiscal 1998. These merit increases average approximately 4.61% for the group. Messrs. Clarke and Raos declined to be considered for any increase in base salary for the calendar year 1999 (as they had done for 1996, 1997 and 1998). The Compensation Committee believes the base salaries to be reasonable and appropriate in the context of the overall compensation program.

ANNUAL BONUS

      Under the U.S. Industries, Inc. Annual Performance Incentive Plan, the Compensation Committee determines the executive officers that are eligible for a bonus under the plan for each fiscal year and the target levels (E.G., entry level, a mid-point and a maximum level) for such bonuses. The bonus level achieved for each fiscal year is determined based on the achievement of pre-established performance targets selected by the Compensation Committee, based on management's recommendations.

      At a meeting on December 1, 1997, the Compensation Committee set, for fiscal 1998, performance targets for all participants and individual levels for participation as a percentage of base pay (ranging from 55% to 100%) upon achievement of the targets, with reduced levels specified for below full-target achievements that exceed minimum or entry level performance targets set by the Compensation Committee. The Compensation Committee, based on management's recommendations, set performance targets for fiscal 1998 based on (i) the attainment of certain levels of earnings per share from continuing operations (this performance target has an eighty percent (80%) weighting) (the "Earnings Per Share Performance Target") and (ii) return on capital employed with certain offsets and adjustments (this performance target has a twenty percent (20%) weighting) (the "Return on Capital Employed Performance Target"). In setting these performance targets and individual participation levels, the Compensation Committee recognized that the Annual Performance Incentive Plan provides for both an immediately payable annual award and an additional amount (I.E., the Long Term Incentive Plan Award) equal to thirty percent (30%) of the immediately payable annual award. The Long Term Incentive Plan Award is credited to the executive officer's account under the U.S. Industries, Inc. Long Term Incentive Plan (the "Long Term Incentive Plan") and deferred under the terms of that Plan with interest measured based on the rate of interest on thirty (30) year Treasury Bonds. The Compensation Committee gave weight to the fact that distributions under the Long Term Incentive Plan are generally conditioned upon an executive officer's continued employment with the Company.

      At its meeting on December 1, 1998, the Compensation Committee determined that the performance targets for both the fiscal 1998 Earnings Per Share Performance Target and the Return on Capital Employed Performance Target had not been met and, as a result, the Compensation Committee did not award any bonuses under the Annual Performance Incentive Plan with respect to fiscal 1998 and did not credit any amounts under the Long Term Incentive Plan with respect to fiscal 1998.

      Also at its meeting on December 1, 1998, the Compensation Committee set performance targets for all participants for fiscal 1999 and individual levels for such participation as a percentage of base pay (ranging from 50% to 100%, the "Bonus Percentage") upon achievement of the targets, with reduced levels specified for below full-target achievements that exceed minimum or entry level performance targets set by the Compensation Committee and increased levels specified for above full-target achievements which could result in bonuses under the plan being awarded in the range of 0% to 150% of each participant's Bonus Percentage. The Compensation Committee, based on management's recommendations, set performance targets for fiscal 1999 based on the attainment of certain levels of earnings per share from continuing operations. In setting these performance targets and individual participation levels, the Compensation Committee considered that the fiscal 1998 performance targets had not been met and recognized that the Annual Performance Incentive Plan provides for both an immediately payable annual award and a Long Term Incentive Plan Award equal to thirty percent (30%) of the immediately payable annual award. The Compensation Committee gave weight to the fact that distributions under the Long Term Incentive Plan are generally conditioned upon an executive officer's continued employment with the Company.

STOCK OPTIONS

      Stock options have been granted by the Compensation Committee under the Amended U.S. Industries, Inc. Stock Option Plan (the "Stock Option Plan") with an exercise price equal to the fair market value of Company common stock on the date of grant. Management makes recommendations to the Compensation Committee as to how many options will be granted to eligible executives of the Company and its subsidiaries. On December 2, 1997, February 4, June 15, June 17, and August 11, 1998 the Compensation Committee granted 64,350, 37,000, 82,407, 19,046 and 16,000 stock options, respectively, to selected executive officers, other than Messrs. Clarke and Raos, and certain other key personnel of the Company and certain of its subsidiaries, at exercise prices of $26.00, $28.00, $27.00, $26.25 and $17.1875 per share, respectively.

RESTRICTED STOCK

      The Compensation Committee, at meetings held on December 2, 1997, February 4, March 27, May 12 and June 17, 1998, authorized the issuance of an aggregate of 345,602 shares of restricted stock under the U.S. Industries, Inc. Restricted Stock Plan (the "Restricted Stock Plan") to 13 executives of the Company and its subsidiaries.

      The Company generally has analyzed the particular type of benefit or award and the rationale for granting such benefit or award in deciding whether it will seek to qualify the benefit or award as performance-based compensation under
Section 162(m) of the Code and expects to continue to do so in the future.

      Amounts awarded under the Annual Performance Incentive Plan, in which the Chief Executive Officer and the Company's other executive officers participate, as well as the portion of such awards deferred under the Company's Long Term Incentive Plan, are based on performance factors determined by the Compensation Committee that are intended to qualify such bonuses for the "performance-based compensation" exception of Section 162(m) of the Code. It is also intended that the stock options (but not restricted stock) awarded under the Stock Option Plan will qualify for the performance-based compensation exception of Section 162(m) of the Code. The Restricted Stock Plan awards are not intended to and may not qualify as performance-based compensation under Section 162(m) of the Code.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

      The compensation of the Chief Executive Officer is primarily based on the employment agreement entered into with him. The Chief Executive Officer declined to accept any increase in his base compensation for calendar years 1996, 1997, 1998 and 1999.

      The Chief Executive Officer has received restricted stock and stock options as described in the Summary Compensation Table. The Compensation Committee believes that these equity arrangements have created the desired mutuality of interest between the Chief Executive Officer and the stockholders, as the ultimate reward to the Chief Executive Officer from these equity arrangements primarily will be based upon the success of the Company.

                                               Respectfully submitted:



                                               Mark Vorder Bruegge, Chairman
                                               Brian C. Beazer
                                               The Honorable Charles H. Price II

SUMMARY COMPENSATION TABLE

      The following table sets forth information concerning the compensation awarded to, earned by or paid to the Chief Executive Officer and the four other most highly paid executive officers of the Company (the "named executive officers") for services rendered to the Company and its subsidiaries during fiscal 1996, 1997 and 1998.

                                                ANNUAL COMPENSATION                LONG TERM COMPENSATION
                                                -------------------                ----------------------

                                                                                          SECURITIES    ALL OTHER
NAME AND               FISCAL                         OTHER ANNUAL        RESTRICTED       UNDERLYING  COMPENSATION
PRINCIPAL POSITION      YEAR    SALARY  BONUS($)(1) COMPENSATION ($)(2) STOCK AWARDS($)(3)  OPTIONS(#)     ($)(4)
------------------     ------   ------  ----------- ------------------- ------------------  ----------  -------------
David H. Clarke         1998   750,000          0              0                 0             0        14,250
Chairman of the Board   1997   750,000    750,000        225,000           943,375             0        14,201
  and Chief Executive   1996   750,000    750,000        225,000                 0             0        13,100
  Officer

John G. Raos            1998   500,000          0              0                 0             0         8,455
President and           1997   500,000    500,000        150,000           934,375             0         8,405
  Chief Operating       1996   500,000    500,000        150,000                 0             0         8,154
  Officer

George H. MacLean       1998   282,150          0              0                 0             0        15,982
Senior Vice President   1997   260,000    189,000         56,700                 0        10,050        14,999
  and General Counsel   1996   225,000    161,000         48,300                 0             0        13,275

John F. Bendik          1998   257,500          0              0           539,266             0         6,164
Executive Vice          1997   190,000    143,000         42,900           836,719        13,125         5,101
  President             1996   133,333     90,000              0           374,983        37,500         1,279

Dorothy E. Sander       1998   228,875          0              0                 0             0         6,801
Senior Vice President-- 1997   210,875    129,000         38,700                 0        10,050         5,960
  Administration        1996   196,375    119,100         35,730                 0             0         5,699



(1) For fiscal 1996 and fiscal 1997, bonuses were awarded by the Compensation Committee under the Annual Performance Incentive Plan using a formula based on the attainment of certain levels of pretax profits from continuing operations and net long-term debt reduction. For fiscal 1998, no bonuses were awarded.

(2) Amounts represent awards under the Long Term Incentive Plan, which will be deferred in the participant's plan account. Annual distributions, constituting 15% of each participant's account, will be made commencing on December 15 of the fourth year following the initial award under the Long Term Incentive Plan or the predecessor Hanson long term incentive plan, contingent on continued employment, subject to acceleration upon a Change in Control (as defined in the plan) and certain other circumstances.

(3) In fiscal 1997, Mr. Clarke and Mr. Raos were each awarded 37,500 shares of restricted stock under the Restricted Stock Plan (the "Restricted Stock"). Mr. Bendik was awarded 16,759 incentive shares ("Incentive Shares") in fiscal 1996 and 22,500 shares and 20,741 shares of Restricted Stock in fiscal 1997 and fiscal 1998, respectively. The values of the Incentive Shares and the Restricted Stock are based upon the last reported sale price of an unrestricted share of Common Stock on the NYSE on the following dates of grants: Messrs. Clarke and Raos -- March 18, 1997 ($24.916) and Mr. Bendik -- May 14, 1997 ($28.1875), August 14, 1997 ($16.0625) and December
     2, 1997 ($26.1875). The Incentive Shares vest in three equal installments on February 22, 1998 (which shares have vested), 2000 and 2002 and shares of Restricted Stock vest seven years after grant, in each case subject to acceleration upon the occurrence of a Change in Control (as defined in each executive officer's employment agreement described under "Employment Agreements" below), or the occurrence of certain other events and, in the case of the Restricted Stock, upon achievement of certain preestablished performance goals and Compensation Committee approval. Executive officers are entitled to receive dividends on their Incentive Shares and their Restricted Stock as and when dividends on the Common Stock are declared by the Board. The aggregate number of shares of restricted stock awarded in 1995, Incentive Shares and Restricted Stock owned by the named executives and the market value of such shares, each as of October 2, 1998, are as follows: Mr. Clarke -- 546,706 shares ($8,166,420); Mr. Raos -- 376,970 shares ($5,630,989); Mr. MacLean -- 74,684 shares ($1,115,592); Mr. Bendik
     -- 54,413 shares ($812,794); and Ms. Sander -- 61,104 shares ($912,741).
     The closing price
     of the Common Stock ($14.9375) on October 2, 1998, the last trading day of the fiscal year, was used to determine "market value."

(4) The amounts shown in this column include the matching contributions made by the Company to the accounts of the named executive officers pursuant to the 401(k) Plan, all of which is invested in Common Stock pursuant to the terms of the plan, and the dollar value of insurance premiums paid by or on behalf of the Company with respect to term life insurance benefits.

OPTION EXERCISES AND VALUES FOR FISCAL 1998

      The following table sets forth, with respect to each of the named executive officers, the number of share options exercised and the dollar value realized from those exercises during the 1998 fiscal year and the total number and aggregate dollar value of exercisable and non-exercisable stock options held on October 3, 1998.

                                                                         NUMBER OF                    VALUE OF
                                                                   SECURITIES UNDERLYING             UNEXERCISED
                                                                    UNEXERCISED OPTIONS             IN-THE-MONEY
                                                                            (#)                      OPTIONS ($)
                                                   VALUE               EXERCISABLE/                 EXERCISABLE/
                        SHARES ACQUIRED          REALIZED              UNEXERCISABLE                UNEXERCISABLE
NAME                    ON EXERCISE (#)             ($)                 AT 10/03/98                  AT 10/03/98
----                    ---------------             ---                 -----------                  -----------
David H. Clarke..............185,000           3,808,194              531,814/238,938           2,936,039/1,319,129

John G. Raos.................110,000           2,154,317              367,876/159,292             2,030,970/879,419

George H. MacLean.............50,000           1,062,577                29,159/34,085               164,872/164,266

John F. Bendik................10,783             141,912                11,251/28,591                        98/195

Dorothy E. Sander..................0                   0                74,194/31,431               443,526/147,844

------------------

(1) In accordance with the rules of the SEC, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of the last column of this table, fair market value is deemed to be $14.9375 per share, the closing price of the Common Stock reported for the NYSE Composite Transactions on October 2, 1998, the last trading day of the fiscal year.

COMPARISON OF CUMULATIVE TOTAL RETURN

      The following graph compares the performances of the Company's Common Stock with the performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and a peer group index over the period from June 1, 1995, when regular way trading in the Common Stock commenced on the NYSE, through October 2, 1998, the last trading day of the fiscal year. The graph assumes that $100 was invested on June 1, 1995 in each of the Company's Common Stock, the S&P 500 Index and the peer group index, and that all dividends were reinvested into additional shares of the same class of equity securities at the frequency with which dividends are paid on such securities during the applicable fiscal year.

      Because the Company is engaged in a wide variety of consumer, building products and industrial businesses, the Company does not believe that any published industry or line-of-business index accurately mirrors the Company's businesses or weighs those businesses to match their relative contributions to the Company's overall performance. Accordingly, the Company has created a special peer group index consisting of diversified companies which, as a group, are engaged in industry segments similar to those of the Company. The common stocks of the following companies have been included in the Company's peer group index: Allied Signal Inc., Coltec Industries, Crane Co., Dover Corp., Newell Co., Textron Inc., Thomas Industries Inc., Trimas Corp. (acquired by another company in February 1998) and Tyco International Ltd. The peer group weighs the returns of each constituent company according to its stock market capitalization at the beginning of each period for which a return is indicated.



Company / Index          Jun95        Sep95        Dec95        Mar96
-----------------------------------------------------------------------------
U S INDUSTRIES INC             (0.91)        13.76        18.55        12.92
S&P 500 INDEX                    2.11         7.95         6.02         5.37
PEER GROUP                       4.78         4.22         4.92        16.53




Company / Index          Jun96        Sep96        Dec96        Mar97        Jun97
------------------------------------------------------------------------------------
U S INDUSTRIES INC        16.27         8.81        30.95         2.54         1.06
S&P 500 INDEX              4.49         3.09         8.34         2.68        17.46
PEER GROUP                 2.87         8.94         7.56         6.54        21.34




Company / Index            Sep97        Dec97        Mar98        Jun98        Sep98
------------------------------------------------------------------------------------------
U S INDUSTRIES INC           22.32         4.05       (0.04)       (17.50)      (38.94)
S&P 500 INDEX                 7.49         2.87        13.95          3.30       (9.95)
PEER GROUP                    5.13         0.45        15.34          4.97      (14.52)





                            Base                Quarter Ending
                           Period
Company / Index           01Jun95    Jun95        Sep95        Dec95       Mar96        Jun96        Sep96         Dec96
-------------------------------------------------------------------------------------------------------------------------------
U S INDUSTRIES INC          100        99.09       112.73       133.64       150.91       175.46       190.91      250.01
S&P 500 INDEX               100       102.11       110.22       116.86       123.13       128.66       132.63      143.69
PEER GROUP                  100       104.78       109.21       114.58       133.52       137.34       149.63      160.93





                               INDEXED RETURNS


Company / Index               Mar97        Jun97        Sep97        Dec97        Mar98        Jun98        Sep98
-------------------------------------------------------------------------------------------------------------------------
U S INDUSTRIES INC            256.37       259.10       316.92       329.76       329.62        271.92       166.04
S&P 500 INDEX                 147.54       173.30       186.28       191.63       218.36        225.57       203.13
PEER GROUP                    171.46       208.05       218.72       219.70       253.40        266.01       227.38


PEER GROUP COMPANIES:
------------------------------
ALLIEDSIGNAL INC
COLTEC INDUSTRIES
CRANE CO
DOVER CORP
NEWELL COMPANIES
TEXTRON INC
THOMAS INDUSTRIES INC
TRIMAS CORP- Acquired by Masotech 2/98
TYCO INTERNATIONAL LTD

USI Retirement Plan

      The USI Retirement Plan (the "Retirement Plan") provides pension benefits to the Company's corporate office employees, including its executive officers. Employees will become vested in their benefits under the Retirement Plan after five years of service. Normal retirement is the later of age 65 or five years of service; however, employees who work beyond their normal retirement age will continue to accrue benefits.

      Under the Retirement Plan, the annual retirement benefits of the Company's corporate office employees, including its executive officers, will equal the greater of (i) the product of (a) 2.67% of an employee's Final Average Earnings (which excludes, among other things, bonuses) minus 2% of such employee's Social Security Benefit, multiplied by the number of years of Credited Service the employee would have been credited with through his or her Normal Retirement Date (to a maximum of 25) and (b) a fraction, the numerator of which is the actual number of years of Credited Service through December 31, 1992 (the "Freeze Date"), and the denominator of which is the number of years of Credited Service the employee would have been credited with through his Normal Retirement Date (the "Offset Formula"), and (ii) the sum of (a) 1.95% of an employee's Final Average Earnings plus (b) .65% of that portion of the employee's Final Average Earnings in excess of Covered Compensation, multiplied by the employee's years of Credited Service (to a maximum of 25). Credited service for all corporate office employees, including the Company's executive officers, includes years of service under a predecessor Hanson plan. All defined terms have the same meanings as in the Retirement Plan or as stated herein.

      The following table shows the estimated annual retirement benefits that would be payable under the Retirement Plan to the Company's corporate office employees, including its executive officers, assuming retirement at age 65 on the basis of a straight-life annuity. The table also includes benefits payable under the USI Supplemental Retirement Plan (the "SRP"), an unfunded supplemental retirement plan applicable to certain executive officers of the Company, which is described below.


   FINAL
 AVERAGE
EARNINGS                                                             YEARS OF SERVICE
                                ------------------------------------------------------------------------------------------
                                      10           15          20          25            30           35             40
                                  ----------   ----------- ----------- -----------   -----------  -----------    ---------
 $  100,000...................     $  23,200    $  34,800   $  46,400   $  58,000     $  58,000    $  58,000      $ 58,000
    200,000...................        49,900       74,850      99,800     124,750       124,750      124,750       124,750
    300,000...................        76,600      114,900     153,200     191,500       191,500      191,500       191,500
    400,000...................       103,300      154,950     206,600     258,250       258,250      258,250       258,250
    500,000...................       130,000      195,000     260,000     325,000       325,000      325,000       325,000
    600,000...................       156,700      235,050     313,400     391,750       391,750      391,750       391,750
    700,000...................       183,400      275,100     366,800     458,500       458,500      458,500       458,500
    800,000...................       210,100      315,150     420,200     525,250       525,250      525,250       525,250
    900,000...................       236,800      355,200     473,600     592,000       592,000      592,000       592,000
  1,000,000...................       263,500      395,250     527,000     658,750       658,750      658,750       658,750

      The named executive officers have been credited with the following years of service for purposes of benefit accrual (rounded to the nearest one-hundredth of a year): Mr. Clarke -- 25.00 years; Mr. Raos -- 22.5 years; Mr. MacLean --
19.33 years; Mr. Bendik -- 2.92 years and Ms. Sander -- 14.33 years. Since the base salaries of Messrs. Clarke and Raos were significantly reduced effective upon the Demerger, their current accrued Final Average Earnings ($897,573 and $568,827, respectively) exceed their annual compensation for fiscal 1998. Generally, unless termination of employment follows a Change in Control (as defined in the Retirement Plan), due to the restriction on benefit entitlements prior to age 60 under the SRP described below, the Final Average Earnings of each of Messrs. Clarke and Raos would be limited to $160,000, the Retirement Plan limit, if his employment terminated during the current fiscal year.

USI SUPPLEMENTAL RETIREMENT PLAN

      The SRP is a non-qualified, unfunded, deferred compensation plan administered by the Compensation Committee. In general terms, the purpose of the SRP is to restore to certain executive officers of the Company any benefits in excess of the benefits accrued under the Retirement Plan that would have accrued under the Offset Formula without regard to the Freeze Date (to a maximum of 25 years of Credited Service). In addition, the SRP provides for benefits in excess of the limitations on the amount of benefits accrued and compensation taken into account in any given year imposed by Sections 415 and 401(a)(17) of the Code, respectively, with respect to a qualified plan such as the Retirement Plan. Under the SRP, a participant's annual benefit is equal to 66 2/3% of his or her Average Final Compensation less 50% of his or her Social Security Benefit, multiplied by the number of years of Credited Service (to a maximum of 25) divided by 25, less the Pension Offset. The normal form of benefit under the SRP shall be a monthly annuity ceasing on the participant's death. The optional benefit forms are the forms of benefit provided under the Retirement Plan. Capitalized terms used in this paragraph have the meanings defined for them in the SRP or in the Retirement Plan.

EMPLOYMENT AGREEMENTS

      The following is a summary of the employment agreements between the Company and each of the named executive officers.

      The employment agreements provide for Messrs. Clarke, Raos, MacLean and Bendik and Ms. Sander to serve in the respective capacities indicated in the Summary Compensation Table above. The term of employment under the agreements of Messrs. Clarke and Raos was automatically extended for an additional three (3) year term on February 22, 1998 and now will expire on February 22, 2001, and the term of employment under the agreement with Mr. Bendik will expire on June 1, 1999, in each case subject to automatic extension for an additional applicable term on each applicable anniversary unless either party gives at least 90 days' prior written notice of non-extension or the agreement is terminated earlier as discussed below. The initial term of each of Mr. MacLean's and Ms. Sander's agreements expired on February 22, 1997 but automatically extended to February 22, 1999 pursuant to an agreement provision similar to the provision that applies to Messrs. Clarke, Raos and Bendik and may continue to extend under a similar provision. Ms. Sander's agreement was amended as of June 17, 1998 to reflect her promotion to Senior Vice President -- Administration.

      The employment agreements provide that the Company will pay Messrs. Clarke, Raos, MacLean and Bendik and Ms. Sander base annual salaries at a rate of not less than $750,000, $500,000, $282,150, $270,000 and $233,500, respectively. As provided in the employment agreements, each executive is eligible to receive an annual cash bonus, with a potential Bonus Percentage equal to at least 100% of his base salary for each of Messrs. Clarke and Raos, and 70% of his or her base salary for Messrs. MacLean and Bendik and Ms. Sander, pursuant to the Annual Performance Incentive Plan or a successor plan satisfying the requirements for the performance-based compensation exception of Section 162(m) of the Code. The employment agreements also entitle the five executives to participate generally in all pension, retirement, savings, welfare and other employee benefit plans and arrangements and fringe benefits and perquisites maintained by the Company from time to time for senior executives.

      The employment agreements provide that if the executive's employment with the Company is terminated by reason of death or disability, the executive or his legal representative will receive, in addition to accrued compensation, the prorated annual bonus of the executive based on the Bonus Percentage for the fiscal year of the executive's death or disability, full accelerated vesting under all equity-based and long-term incentive plans, payment of base salary on a monthly basis for 12 months, in the case of Messrs. Clarke and Raos, or six months, in the case of Messrs. MacLean and Bendik and Ms. Sander, and payment of spouse's and dependents' COBRA coverage premiums for no more than three years, subject in the case of disability to offset against the base salary payment by the amount the executive would receive under any long-term disability program maintained by the Company.

      The employment agreements with Messrs. Clarke and Raos provide that if the executive's employment with the Company is terminated (i) by the Company other than for cause (as defined in each employment agreement); (ii) by the executive for good reason (as defined in each employment agreement); (iii) by the executive for any or no reason within two years after a Change in Control of the Company (as defined in each employment agreement); or (iv) as a result of the Company giving notice of nonextension at the end of any three-year term, then the executive shall be entitled to receive, among other things (a) a lump sum within five days after such event equal to (i) three times base salary, and (ii) three times the highest annual bonus paid or payable to the executive by the Company for any of the previous three completed fiscal years, (b) accelerated full vesting under all outstanding equity-based and long-term incentive plans,
(c) three years of additional service and compensation credit for pension purposes, (d) three years of the maximum Company contribution under any type of qualified or nonqualified 401(k) plan and (e) payment by the Company of the premiums for the executive and his dependents' health coverage for three years (all such payments being collectively referred to as the "Severance Payment"). In addition, if the Severance Payment to the executive under the employment agreement, together with other amounts paid to the executive, exceeds certain threshold amounts and results from a change in ownership as defined in Section 280G(b)(2) of the Code, the employment agreement provides that the executive will receive an additional amount to cover the federal excise tax and any interest or penalties with respect thereto on a "grossed up" basis. If the executive is terminated for cause or voluntarily resigns (which right the executive has on 60 days' prior written notice to the Company), the executive will only receive accrued compensation and as provided in benefit plans, provided that in the event such resignation is after age 62 there will be certain additional vesting with regard to stock options and restricted stock.

      The employment agreements with Messrs. MacLean and Bendik and Ms. Sander provide for substantially similar provisions on termination except that the definitions of "cause" and "good reason" have differences that afford the Company broader rights, the Severance Payment will be based on a two-time rather than three-time multiple and, in certain limited instances, will be subject to offset, there will be more limited vesting of stock options and restricted stock and the executive may only resign and collect severance based purely on the Change in Control of the Company during a 30-day window after the first anniversary of the Change in Control of the Company.

      The employment agreements of each of the named executive officers also provide for indemnification for actions in their corporate capacity, directors' and officers' liability insurance and coverage in most instances for legal fees incurred in enforcing their rights under their respective employment agreements.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                             (ITEM B ON PROXY CARD)

      The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP as independent auditors to examine the Company's financial statements for fiscal 1999. Ernst & Young LLP were the Company's independent auditors for fiscal 1998. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF SUCH APPOINTMENT. If the stockholders do not ratify such appointment, it will be reconsidered by the Board.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items specifically identified in the Notice of Annual Meeting. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

             STOCKHOLDER PROPOSALS AND NOMINATIONS OF BOARD MEMBERS

      If a stockholder intends to present a proposal for action at the 2000 Annual Meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the Company by September 6, 1999. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals.

      The By-Laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company 60 days or more before the date of the annual meeting and must contain specified information and conform to certain requirements, as set forth in the By-Laws. Notice of a stockholder proposal or a director nomination for a special meeting must be received by the Company no later than the 15th day following the day on which notice of the date of a special meeting of stockholders was given. If the presiding officer at any stockholders' meeting determines that a stockholder proposal or director nomination was not made in accordance with the By-Laws, the Company may disregard such proposal or nomination.

      In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2000 Annual Meeting, and the proposal fails to comply with the advance notice procedure prescribed by the By-Laws, then the Company's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal. Proposals and nominations should be addressed to the Secretary of the Company, George H. MacLean, U.S. Industries, Inc., 101 Wood Avenue South, P.O. Box 169, Iselin, New Jersey 08830.

                             ADDITIONAL INFORMATION

      The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Stock.

      THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 3, 1998, INCLUDING FINANCIAL STATEMENTS, IS ENCLOSED HEREWITH. THE COMPANY WILL FURNISH ANY EXHIBIT TO SUCH ANNUAL REPORT ON FORM 10-K UPON REQUEST BY A STOCKHOLDER DIRECTED TO GEORGE H. MACLEAN, SECRETARY, U.S. INDUSTRIES, INC., 101 WOOD AVENUE SOUTH, BOX 169, ISELIN, NEW JERSEY 08830, FOR A FEE LIMITED TO THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS.



                                             By Order of the Board of Directors,



                                             George H. MacLean
                                             SECRETARY

                                                              Please mark
                                                               your vote    /X/
                                                              as in this
                                                              example.

                             U.S. INDUSTRIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR THE BOARD LISTED
                  BELOW AND FOR THE PROPOSAL LISTED BELOW

A. Election of Directors                        B. Ratify appointment of Ernst &
   FOR all nominees          TO WITHHOLD           Young LLP as independent
   (except as marked      AUTHORITY (for all       auditors of fiscal 1999.
   to the contrary*)       nominees listed)

                                                   FOR      AGAINST      ABSTAIN
      / /                        / /               / /        / /          / /

Nominees:
Brian C. Beazer
John J. McAtee,Jr.
John G. Raos

*INSTRUCTION:
To withhold authority to vote for any
INDIVIDUAL nominee, strike a line through the nominee's name above.

                                                  You are encouraged to specify
                                                  your choices by marking the
                                                  appropriate boxes, but you
                                                  need not mark any boxes if
                                                  you wish to vote in accordance
                                                  with the Board of Directors'
                                                  recommendations. Your shares
                                                  cannot be voted unless you
                                                  sign, date and return this
                                                  card.

                                                  PLEASE MARK, SIGN, DATE AND
                                                  RETURN PROMPTLY IN
                                                  ACCOMPANYING ENVELOPE.


Signature(s) _________________________________________  Date __________________

Note: Please sign as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                           U.S. INDUSTRIES, INC.                      P R O X Y

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF U.S.
     INDUSTRIES, INC. ANNUAL MEETING OF STOCKHOLDERS--FEBRUARY 5, 1999

     The undersigned hereby appoints DAVID H. CLARKE, JOHN G. RAOS and GEORGE
H. MACLEAN as proxies (each with power to act alone and with full power of substitution) to vote as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of U.S. Industries, Inc. to be held on February 5, 1999, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for directors are: Brian C. Beazer, John J. McAtee, Jr. and John G. Raos.

     IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTORS AND "FOR" PROPOSAL B.

                                 (SPECIFY CHOICES AND SIGN ON THE REVERSE SIDE)